                                                                    EXHIBIT 12.1

                         PRO-FAC COOPERATIVE, INC. AND CURTICE-BURNS FOODS, INC.

                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                         (DOLLARS IN MILLIONS)

                                                   FISCAL YEAR ENDED                           FOR THE THREE MONTHS ENDED
                            ---------------------------------------------------------------  ------------------------------
                                                                           JUNE 25, 1994                  SEPT. 24, 1994
                            JUNE 29,   JUNE 28,   JUNE 26,   JUNE 26,   -------------------  SEPT. 23,  -------------------
                              1990       1991       1992       1993     ACTUAL   PRO FORMA     1993     ACTUAL   PRO FORMA
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------

Excess/(deficiency) of
  revenues before taxes,
  dividends and allocation
  of net proceeds.......... $   14.8   $    8.3   $   12.8   ($  17.5)  $ 23.7               $    3.9   $  3.7
Income (loss) before taxes
  and cumulative effect of
  an accounting change.....                                                      $   12.9                        $    1.8
Equity in undistributed
  earnings of Springfield
  Bank for Cooperatives....     (0.8)      (0.7)      (1.1)      (1.5)    (1.5)      (1.5)
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Adjusted earnings (loss)...     14.0        7.6       11.7      (19.0)    22.2       11.4         3.9      3.7        1.8
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Fixed charges:
  Interest expense and
  amortization of debt issue
  costs......                   19.6       20.3       17.2       13.8     11.6       37.2         3.2      2.9        9.9
Rentals (A)................                                                           0.8                             0.2
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
     Total fixed charges...     19.6       20.3       17.2       13.8     11.6       38.0         3.2      2.9       10.1
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------

Adjusted earnings (loss)
  and fixed charges........ $   33.6   $   27.9   $   28.9   ($   5.2)  $ 33.8   $   49.4    $    7.1   $  6.6   $   11.9
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Ratio of earnings to fixed
  charges..................     1.71       1.37       1.68   (B)          2.91       1.30        2.22     2.28       1.18
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------


- ------------

 (A) Rentals deemed representative of the interest factor included in rent expense.

 (B) As a result of the restructuring charge incurred by Curtice-Burns Foods, Inc. during fiscal 1993, earnings did not cover fixed charges by $19.0 million. The Integrated Agreement with Curtice-Burns included a 50% profit/loss sharing provision whereby Pro-Fac shared in Curtice-Burns' earnings and losses. Excluding such charges the ratio would have been 1.84.

                                      CURTICE-BURNS FOODS, INC.

                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                        (DOLLARS IN MILLIONS)

                                                   FISCAL YEAR ENDED                           FOR THE THREE MONTHS ENDED
                            ---------------------------------------------------------------  ------------------------------
                                                                           JUNE 25, 1994                  SEPT. 24, 1994
                            JUNE 29,   JUNE 28,   JUNE 26,   JUNE 26,   -------------------  SEPT. 23,  -------------------
                              1990       1991       1992       1993     ACTUAL   PRO FORMA     1993     ACTUAL   PRO FORMA
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------

Income (loss) before taxes
  and cumulative effect of
  an accounting change..... $   12.5   $    6.9   $   10.9   ($  19.9)  $ 18.8   $    6.8    $    3.1   $  1.7   $    1.0
Equity in undistributed
  earnings of Springfield
  Bank for Cooperatives....                                                      ($   1.5)
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Adjusted earnings (loss)... $   12.5   $    6.9   $   10.9   ($  19.9)  $ 18.8   $    5.3    $    3.1   $  1.7   $    1.0
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Fixed charges:
  Interest expense and
  amortization of debt issue
  costs......                   25.9       26.1       22.8       19.6     18.2       37.2         4.8      5.1        9.9
Rentals (A)................      1.0        0.8        1.0        0.9      0.8        0.8         0.2      0.2        0.2
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
     Total fixed charges...     26.9       26.9       23.8       20.5     19.0       38.0         5.0      5.3       10.1
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Adjusted earnings (loss)
  and fixed charges........ $   39.4   $   33.8   $   34.7   $    0.6   $ 37.8   $   43.3    $    8.1   $  7.0   $   11.1
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
Ratio of earnings to fixed
  charges..................     1.47       1.26       1.46   (B)          1.98       1.14        1.62     1.32       1.10
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------
                            ---------  ---------  ---------  ---------  -------  ----------  ---------  -------  ----------

- ------------

 (A) Rentals deemed representative of the interest factor included in rent expense.

 (B) As a result of the restructuring charge incurred during fiscal 1993, earnings did not cover fixed charges by $19.9 million. Excluding such charge, the ratio is 1.52 for the year ended June 26, 1993.